UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Security Solutions Group, Inc.

(Exact Name of Registrant in its Charter)

Nevada		20-8090735
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

3651 Lindell Road Suite D-150

Las Vegas NV 89103-1200

(702) 943-0302

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

3651 Lindell Road Suite D-150

Las Vegas NV 89103-1200

(702) 943-0302

  (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

VINCENT & REES, L.C.

Attn: David M. Rees

175 South Main Street, 15th Floor

Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	13,408,000 (1)	$0.30	$4,022,400	$224.45
Total	13,408,000	$0.30	$4,022,400	$224.45

(1)  The shares of our Common Stock being registered hereunder are being registered for sale by the selling future security holders named in the prospectus (the “Selling Security Holders”). In accordance with Rule 415, the number of shares being registered for sale by the Selling Security Holders is 3,408,000. The shares registered herein also include the sale of up to 10,000,000 newly-issued shares of our Common Stock being offered by the Company in a private placement offering. We are offering the shares for cash on a best efforts basis. The maximum number of shares that may be issued and sold by Security Solutions Group, Inc. in the offering is 10,000,000. We intend to close on sales of shares with respect to subscriptions we accept. There is no minimum offering amount and all funds will be transmitted to Security Solutions Group, Inc., not an escrow agent. This offer is being made from the date hereof until December 31, 2010.

(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by factors such as the lack of liquidity (since there is no present market for Security Solutions Group, Inc. stock) and the high level of risk inherent in this sort of offering. The Company and selling shareholders may sell shares of our Common Stock at a fixed price of $0.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the Common Stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine .

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November __, 2009

PROSPECTUS

3,408,000  shares of Common Stock offered by certain Selling Security Holders

10,000,000 shares of Common Stock offered for sale by Security Solutions Group, Inc.

SECURITY SOLUTIONS GROUP, INC.

Common Stock

This prospectus relates to the offer for sale of up to 3,408,000 shares of our Common Stock by certain existing holders of the securities, referred to as Selling Security Holders throughout this document and up to 10,000,000 newly-issued shares of our Common Stock being offered by The Company in a self-underwritten offering.

We anticipate applying for trading of our Common Stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from FINRA regarding our Form 211 application .

There is currently no market for our shares of Common Stock. There can be no assurance that a market for our Common Stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our Common Stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

Except under certain circumstances, the Selling Security Holders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at market prices prevailing at the time of sale.

Investing in our stock involves substantial risks. See “Risk Factors” beginning on page 8 .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus is: November __, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

USE OF CERTAIN DEFINED TERMS

7

RISK FACTORS

8

FORWARD LOOKING STATEMENTS

13

USE OF PROCEEDS

13

DIVIDEND POLICY

14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

14

DILUTION

14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS  15

BUSINESS AND RECENT DEVELOPMENTS

19

DESCRIPTION OF PROPERTY

22

MANAGEMENT

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

25

SELLING SHAREHOLDERS

25

DESCRIPTION OF SECURITIES

28

SHARES ELIGIBLE FOR FUTURE SALE

29

PLAN OF DISTRIBUTION

29

LEGAL PROCEEDINGS

31

INTERESTS OF NAMED EXPERTS AND COUNSEL

31

TRANSFER AGENT

31

AVAILABLE INFORMATION

31

FINANCIAL STATEME NTS

32

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the Common Stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

ABOUT OUR COMPANY

Overview

Security Solutions Group (“SSG”), a Nevada corporation, is a Security Technology company. Our services and technology offerings are in two main verticals, Brand Protection/Anti-Counterfeit, which provides the Brand Owner the ability to physically protect the item whether it be electronics, automotive parts or any item that is easily reproduced as a knockoff. The second vertical is Loss Prevention where we assist corporations in protecting and tracking corporate assets such as Oil, Artwork & Equipment.

The products include a number of forensic markers, which are incorporated directly into labels, paints or inks or other common application techniques. These products are specifically designed to provide a solution in the area of identification and anti-theft as it relates to all forms of business and consumer products and assets. The forensic markers have been commonly referred to as synthetic DNA.  In addition to the physical markers we have a number of services offered to our existing and potential clients. The services include Threat and Risk Assessment, Security Consulting, Education, Training and Investigative Services. SSG has developed comprehensive programs that provide a complete trail for the life or ownership of a given asset or manufactured product.

SSG is currently active in the following markets: Secure Printers, Nuclear, Oil & Gas, Mining, Institutional and Government.  SSG intellectual property is protected by trade secrets. The technologies are identified based on particle characteristics that are emitted under certain conditions.  SSG is continually looking to develop new products for manufacturing and subsequent marketing.

Company Background

On April 1, 2009 DMP Holdings Inc.(“DMP”), a privately held Utah corporation acquired the controlling interest in Corporate Equity Investments, Inc., a Florida based corporation, (“CEI”), which was an SEC reporting company without a trading symbol.

On July 30, 2009, the Board of Directors and a majority of shareholders of CEI approved the filing of the Articles of Conversion with the Nevada Secretary of State, which effectively changed the company’s domicile from the state of Florida to the state of Nevada. The company subsequently changed its name from Corporate Equity Investments, Inc., to Security Solutions Group, Inc. (“SSG”).

On November 12, 2009, SSG acquired certain assets from DMP giving it the rights to certain Digital Forensic Marker and Anti-Theft technology.  The acquisition included the rights to all Praesidium, Inc.’s products, services, customer accounts, systems, programs, trade names, accounts receivable and accounts payable relating to the digital forensic marker and anti-theft technology, which were owned by DMP.

DMP Purchases CEI
¯
CEI Name Change SSG
¯
SSG Acquires Praesidium Asset from DMP

Products and Services

SSG has a range of leading technologies in Brand Protection and Anti-Theft Technology specifically designed to provide solutions to all major corporations, retail consumers, governments and public service organizations such as hospitals.

SSG provides a Digital Forensic Marker which is unique to each customer.  We custom design each application to meet clients specific needs for safeguarding assets worldwide. The products include forensic markers, unique Track and Trace (Track ‘N’ Trace) technologies (software & hardware), Radio Frequency Identification Device (RFID) and unique security materials which are incorporated directly into labels, paints or inks or other common application techniques. These products are specifically designed to provide a solution in the area of identification and tracking as it relates to all forms of business and assets from cradle to grave.

Customizable programs are available for innumerable assets.  Programs include secure fluids and labels partnered with the most advanced detection equipment and fluids.  Our programs are supported with educational and investigative programs customizable to the users needs.  Secure kits are also available for added protection.

SSG has contacts in various industries, and is involved in numerous associations, and understands specialized co-branding and co-marketing relationships. This experience and expertise has allowed the organization to present its products and services to a growing list of Fortune 500 corporate clients.

Growth Strategy

SSG current technology security products and services are specifically designed to provide a total solution in the area of brand protection, identification and anti-theft as it relates to all forms of business and consumer products and assets.  SSG has developed comprehensive programs that provide a complete trail for the life or ownership of a given asset or manufactured product.

As part of the immediate growth strategy SSG plans to develop a Dashboard look software program that will permit it to target many market segments providing additional web-based products.

SSG will initially provide:

•

Online Fraud Prevention

•

Online Brand Abuse Protection

•

Global Domain Management

This platform will have real-time data from all Global Positioning System (GPS), Geographical Information System (GIS) and interconnecting monitoring media through the supply chain. The unique difference will be that this data will be available to all stakeholders involved.  This means real-time data management and access from the shipper through to the investigators, law enforcement as well as legal inclusion of Brand General Counsel and Intellectual Property.

Growth through acquisition is part of the strategy. Currently the industry is fragmented, as it is populated by small and medium enterprises with different niches and thus, inevitable that consolidation in the industry will eventually take place. SSG has an understanding of the technologies that are currently being used in the industry and the technologies that may be used in the future and will identify these enterprises with different niches and technologies. SSG aims to develop a business model that is based on opportunities within the identified target markets that include either vertical or horizontal integration to achieve economies of scale and keep up/or ahead on the latest advances in technology. With the low costs that the current suite of products incurs and the large volumes of markings anticipated, SSG is able to price product that has a significant ROI.

Statistics

An Ernst & Young study estimated that the U.S. industry loses $46 billion annually to inventory shrinkage, and that employee theft delivers the heaviest blow in terms of dollars lost.3 In 2002, it was documented that the average value of merchandise recovered from employees was $1,525, compared with $223 recovered from shoplifters.4 Furthermore, the results of the Ernst & Young study indicated that the average loss per company that participated in the survey was $19 million.3 A similar finding was reported in a 2003 survey conducted by Jack L. Hayes International showing that that the average loss per survey participant was $18.8 million.5 In 2007, Jack L. Hayes International showed that that the average loss per survey participant rose to $26.1 million,6 translating to an average annual increase of 8.5% in losses.

McIntosh, J. “Ernst & Young’s Study of Anti-theft”, Retail News, Spring 2003, p. 1.

Target Markets

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Brand Owners

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Secure Printers and Manufacturers for Brand Owners

•

Government

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Nuclear Equipment & Materials

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Explosives

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Oil and Gas

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Munitions

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Passports & Critical Documents

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Utilities

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Construction Sites

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Forestry & Lumber

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Tools & Equipment

•

IT Equipment

Competitive Strengths within the Industry

Our security Digital Forensic Markers are created for each client and cannot be reproduced.  This allows the owner of the product to “authenticate” all marked products instantly on-site, which offers many benefits to all clients and markets we have identified. Our technology can be embedded into the product at conception (the manufacturing level) or after the finished stage.

SSG Digital Forensic Marker has a unique Lock and Key concept that makes it virtually impossible to reverse engineer. This marker is comprised of an invisible, non-degradable, digital forensic marker and is like a synthetic DNA (or chemical bar code) that is created and embedded into the product at the atomic level. Unlike organic DNA, the indestructibility of the SSG marker allows absolute liability verification by the owner. The product, whether alloy, packaging, fabrication, plastics or inks can be melted, burned and/or destroyed to the level of ashes and our SSG Digital Forensic Marker can still be authenticated.

Due to the robust nature of the Anti-Theft and Asset Management products we employ, it is virtually impossible to remove the security features from the object without either destroying the value or rendering it useless.

Competitive Products

There exists a variety of technologies and systems in place.  These include nanoink, coded fluids, microdots, Radio-Frequency Identification (RFID)/microchips and Active Security Tags.

1.

Nanoink. This technology is similar in size and very good for some applications. The biggest draw back is the lab analysis, which can take up to two weeks to determine authenticity.

2.

Coded Fluids. These kinds of fluids have similar properties to those from SSG. Coded fluids can be separated into two distinct groups: organic and inorganic. Organic compounds do not penetrate the surface of a marked asset, thus susceptible to being easily removed by either water and soap or mild solvents.

3.

Microdots. A liquid applied by brush that contains very small "dots", which have a unique number code that can be seen with a special microscope viewer. The decoding is quicker than coded fluids because the number can be quoted by telephone to the data base manager for confirmation of ownership. As with coded fluids, the two benefits are theft deterrence when accompanied by warning labels and proof of ownership.

4.

Microchips/RFID. Almost as small as a grain of rice, the microchip is little more than an electronic circuit and aerial, often encapsulated in a 10 mm long glass capsule. It is capable of transmitting a unique number sequence that will identify whatever it is attached to. Unlike a barcode, the "chip" can be placed inside most objects and still be scanned by its reader, giving the device some major advantages compared with "overt" marks such as labels and serial numbers.

5.

Active Security Tags. These are about the size of a book of matches and mainly used in business attached to computers and other high value items that regularly move through doorways. Being battery powered, they have a longer reading range for access control, and often have anti-tampering devices built in. With associated antenna and monitoring equipment, this type of system is closer to the perimeter guarding industry than pure property marking. Unique numbers can be applied and changed at will.

Competitor Analysis

There are several security products of similar type within the marketplace. The following identifies the strongest competitors in the market while at the same time it also identifies entities with which partnerships or strategic alliances may be formed. The companies with similar type of solutions are:

1.

Data Dot is based in Australia and currently does about 95% of its business there. The technology is a single particle, which is typically sprayed on in post manufacturing scenario making its applications limited. Detection is locating a particle, gleaning the information and referencing a database. (Microdots and Nanoink)

2.

Authentix is based in Dallas and has the capability to be the single most comprehensive competitive technology. They are well funded, combine significant multiple technologies, already have a range of FDA approved forensic organic markers and utilize simple field verification kits for their optical technologies that have instant detection technology, however they lack the absolute instant field verification at the atomic level. (Specialty Inks and RFID)

3.

InkSure Technologies markets custom security inks that are designed to prevent counterfeiting. SSG also sells readers that use SSG's proprietary software to identify and analyze marks printed with its inks, which can be used on a variety of paper and plastic materials and have a unique infrared code. Applications for InkSure Technologies systems include financial documents, product packaging, gift certificates, and tickets. Aviation security company ICTS International holds a 30% stake in InkSure Technologies. (Specialty Inks)

4.

Applied DNA is devoted to developing DNA embedded biotechnology security solutions in the United States. (Specialty Inks)

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to:

•

“Security Solutions Group” “we,” “us,” or “our,” “Successor” and the “Company” are references to the combined business of Security Solutions Group Inc. and its wholly-owned subsidiaries.

•

“Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended.

Where You Can Find Us

Our executive offices are located at 3651 Lindell Road Suite D-150 Las Vegas, NV 89103-1200 and our telephone number is (702) 943-0302.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

An investment in our Common Stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our Common Stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

RISKS

Our business entails a high degree of risk.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down and our shareholders could lose all or a part of their investment.

SHORT OPERATING HISTORY

We have a short operating history with our current business model, as a result, we have a very limited operating history for you to evaluate in assessing our future prospects.  Our operations since inception have not produced significant revenues, and may not produce significant revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations.  You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving industry.  We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, and financial condition.

UNABLE TO OBTAIN FINANCING

We believe we will be required to seek additional capital to sustain or expand our prototype and sample manufacturing, and sales and marketing activities, and to otherwise continue our business operations beyond that date.  We have no commitments for any future funding, and may not be able to obtain additional financing or grants on terms acceptable to us, if at all, in the future.  If we are unable to obtain additional capital this would restrict our ability to grow and may require us to curtail or discontinue our business operations.  Additionally, while a reduction in our business operations may prolong our ability to operate, that reduction would harm our ability to implement our business strategy.  If we can obtain any equity financing, it may involve substantial dilution to our then existing shareholders.

ABILITY TO COMPETE EFFECTIVELY

We compete with existing suppliers and new competitors continue to enter the market.  Many of our competitors, both in the United States and elsewhere, are major companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities  than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may be more successful than us in producing and marketing their existing products.  Some of our competitors that operate in these markets include: Data Dot, Authentix, Ink Sure, and Applied DNA.

We expect this competition to continue and intensify in the future.

Competition in our markets is primarily driven by:

•

product performance, features and liability;

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price;

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timing of product introductions;

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ability to develop, maintain and protect proprietary products and technologies;

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sales and distribution capabilities;

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technical support and service;

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brand loyalty;

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applications support; and

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breadth of product line.

If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be significantly harmed.

NEED TO EXPAND SALES, MARKETING AND SUPPORT ORGANIZATIONS

We currently have few sales, marketing, customer  service and support personnel and will need to increase  our staff to generate a greater  volume of sales and to  support  any new  customers  or the  expanding  needs of  existing customers.  The employment market for sales, marketing, and customer service and support personnel in our industry is very competitive, and we may not be able to hire the kind and number of sales, marketing, customer service and support personnel we are targeting.  Our inability to hire qualified sales, marketing, and customer service and support personnel may harm our business, operating results and financial condition.  We do not currently have sufficient arrangements with distributors.  If we are not able to develop greater distribution capacity, we may not be able to generate sufficient revenue to support our operations.

OUR FAILURE TO MANAGE OUR GROWTH

Any growth in our operations could place a significant strain on our current management resources.  Our future growth may be attributable to acquisitions of new product lines and new businesses. Future acquisitions, if successfully consummated, would likely create increased working capital requirements, which would likely precede by several months any material contribution of an acquisition to our net income. Our failure to manage growth or future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly.

Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

LITIGATION

We generally may be subject to claims made by and required to respond to litigation brought by customers, former employees, former officers and directors, former distributors and sales representatives, and vendors and service providers.  We cannot assure that we will not be subject to claims in the future.  In the event that a claim is successfully brought against us, considering our lack of revenue and the losses our business has incurred, this could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

INVESTMENT RISKS

TRADING MAY LACK LIQUIDITY IN SHARES

Because in the future our stock may trade on the over-the-counter bulletin board, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.  The over-the-counter bulletin board is separate and distinct from the NASDAQ stock market. The bulletin board does not operate under the same rules and standards as the NASDAQ stock market, including, for example, order handling rules.  The absence of these rules and standards may make it more difficult for a stockholder to obtain the execution of an order to trade and to obtain the price they wanted for a trade. This means our shareholders may not be able to sell their shares when they want for a price they want. In addition, because stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts, our stock holders may have greater difficulty in selling their shares when they want and for the price they want.  Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the over-the-counter bulletin board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.  Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.  Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.  Further, a registered Broker-dealer must submit an application to FINRA to enable our stock to be listed on the bulletin board.  Because FINRA will conduct their own review SSG and its business, we cannot assure that we will be successful in getting SSG listed on the bulletin board or any other quotation medium.

FAILURE TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS

Companies trading on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  There can be no assurance that in the future we will always be current in our reporting requirements.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK AND LIQUIDITY OF SHARES OF OUR COMMON STOCK IS LIMITED

Our shares of Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our Common Stock.   Therefore, outstanding shares of our Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

PENNY STOCK REGULATIONS –STATE BLUE SKY –RESTRICTIONS ON MARKETABILITY

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written agreement of the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of any shareholder to sell shares of Common Stock in the secondary market.

In addition, the SEC has adopted a number of rules to regulate "penny stocks".  Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Exchange Act.  Because our securities may from time to time, and at the present time, constitute "penny stocks" within the meaning of these rules, the rules would apply to SSG and to its securities.  These rules may further affect the ability of our sole shareholder and other shareholders, if any, to sell their shares in any public market which might develop.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include the following:

•

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

excessive and undisclosed bid-ask differentials and markups by selling broker-dealers and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

We are aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our sole officer and director will strive within the confines of practical limitations and applicable laws and regulations to prevent the described patterns from being established with respect to our securities.

SSG MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN A BUSINESS COMBINATION WHICH MAY INCREASE OUR COST OF ACQUISITION

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

SSG MAY ISSUE MORE SHARES IN A MERGER OR ACQUISITION WHICH WILL RESULT IN SUBSTANTIAL DILUTION

Our Articles of Incorporation authorize the issuance of a maximum of 500,000,000 shares of Common Stock.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders.  Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our then existing stockholders.  Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of Common Stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially and adversely affected.

WE CANNOT ASSURE THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE

Following a business combination, we may seek the listing of our Common Stock on NASDAQ or another securities exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our Common Stock on either of those or any other stock exchange.  After completing a business combination, until our Common Stock is listed on the NASDAQ or another stock exchange, we may seek to become eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our Common Stock.  In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

ARBITRARY OFFERING PRICE

The offering price of $0.30 per share of Common Stock was arbitrarily determined by The Company and is unrelated to specific investment criteria, such as the assets or past results of The Company’s operations.  In determining the offering price, The Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, The Company’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” ”should,” ”expect,” ”anticipate,” ”estimate,” ”believe,” ”intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

Each of the Selling Security Holders will receive all of the net proceeds from the sale of shares by that shareholder. We will not receive any of the net proceeds from the sale of those shares. However, we will receive proceeds from the issuance of any Common Stock which will be used for working capital.  The Selling Security Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Security Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Security Holders in offering or selling their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus including, without limitation, blue sky registration and filing fees, and fees and expenses of our legal counsel and accountants.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our Common Stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has been no market for our securities. Our Common Stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our Common Stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Holders of Our Common Stock

As of the date of this registration statement, we have approximately 43 shareholders of record and 32,720,000 shares issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

None

DILUTION

In addition to the shares we are registering for the Selling Security Holders, the Company is offering 3,408,000 shares of Common Stock for sale in this offering. Consequently, this may have a dilutive impact on our shareholders.  The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto and the other financial information appearing elsewhere in this prospectus.  In addition to historical information contained herein, the following discussion and other parts of this prospectus contain certain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed in the forward-looking statements due to factors discussed under “Risk Factors”, as well as factors discussed elsewhere in this prospectus.  The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

Security Solutions Group (“SSG”), a Nevada corporation, is a Security Technology company. SSG is currently active in the follow markets; Secure Printers, Nuclear, Oil & Gas, Mining, Institutional and Government. SSG intellectual property is protected by trade secrets. The technologies are identified based on particle characteristics that are emitted under certain conditions.

Our services provide the ability to track and protect corporate assets.  The products include a number of forensic markers, which are incorporated directly into labels, paints or inks or other common application techniques.  In addition to the physical markers we have a number of services offered to our existing and potential clients. The services include Threat and Risk Assessment, Security Consulting, Education, Training and Investigative Services. SSG has developed comprehensive programs that provide a complete trail for the life or ownership of a given asset or manufactured product.

Company Information

Prior to the acquisition of the anti-theft assets from DMP in November 12, 2009, the Company had no or nominal operations.  The accompanying financial statements are based on the assets acquired from DMP (the “Acquired Assets”) which had net losses of $328,461, $285,821 and $283,781 for the years ended December 31, 2008, 2007 and 2006, respectively.  There is no guarantee that the Company will achieve profitable operations in the next fiscal year. The ability of the Company to continue on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to obtain additional financing, and the ability to ultimately attain profitability.

Strategies and Objectives

The Acquired Assets’ gross margins averaged over 70% and this may or may not remain the same as the average may decrease if more equipment is sold which is at a much lower profit margin. New technology and services will be introduced to existing clientele as well as the other commercial markets. Financing will come through increased revenues from the current contracts that have been signed in the Digital Forensic Marker and the Anti-Theft divisions and management intends to raise additional funds through this registration statement.

Over the next twelve months SSG plans to raise up to $3,000,000 to develop the:

•

Dashboard Software

•

Health Care Projects

•

Digital Forensic Markets

•

Global Transportation Markets

•

Office and Manufacturing Plant

•

Anti-Theft Markets

Use of Proceeds

Capital Expenditures
Software Development	750,000
Equipment, Lab, Manufacturing	750,000
Operations (one year)
Marketing Research/Consultants	200,000
Lease/Office/Travel/Legal/Accounting	1,300,000
Total	3,000,000

Capital Expenditures

The company will be establishing a secure facility in Las Vegas that will house all of the manufacturing corporate offices and distribution. Internally SSG will hire the necessary skilled operators who will work in the manufacturing, shipping and receiving as well as the required sales personnel to market the products to the commercial markets.

The company will contract out certain services to a management consulting company that will be responsible for the accounting, investor relations, marketing, filings, legal management, and audit coordination and information technology. Once the final Dashboard software design is developed and the test market is completed, SSG intends to market through in-house representatives, word of mouth and trade shows, and work with identified strategic partners or look for a potential acquisition that would be applicable to this product.

Results of Operations

For the 12 months- Month Periods Ended December 31, 2008 and 2007(audited)

The following tables set forth key components of the results of operations for the periods indicated, both in dollars of sales revenue and key components of the Acquired Assets’ revenue for the periods indicated in dollars

Net revenue consists of sales, net of refunds, and other income, including refunds by vendors. Net revenue for the twelve months ended December 31, 2008 were $381,571, compared to $351,610 in the comparable period in 2007.  Operating expenses were $710,032 for the twelve months ended December 31, 2008 compared with $637,432 in the comparable period in 2007.

For the twelve months ended December 31, 2008, the Acquired Assets incurred a net loss of $328,461 compared to 285,821 in the comparable period in 2007. General and administrative expenses were $79,975 compared to $78,380 in the comparable period in 2007.

Financials

BRAND PROTECTION & ANTI-THEFT BUSINESS SEGMENTS
(Business Segments of Praesidium Corp.)
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2008	2007	2006

Sales	$536,858	$469,330	$247,126

Cost of goods sold	155,287	117,719	50,352

Gross profit	381,571	351,610	196,774

Operating expenses
Salaries	333,279	276,588	219,331
Professional fees	13,929	52,109	7,038
Insurance	42,262	19,183	168
Travel	181,392	165,837	88,075
Property	34,438	21,169	22,925
Telephone	24,759	24,167	18,351
General and administrative	79,975	78,380	124,668

Total operating expenses	710,032	637,432	480,555

Net loss	$(328,461)	$(285,821)	$(283,781)

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

The Company adopted changes issued by the FASB regarding accounting for business combinations. These changes apply to all assets acquired and liabilities assumed in a business combination that arise from certain contingencies and requires (i) an acquirer to recognize at fair value, at the acquisition date, an asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period otherwise the asset or liability should be recognized at the acquisition date if certain defined criteria are met; (ii) contingent consideration arrangements of an acquiree assumed by the acquirer in a business combination be recognized initially at fair value; (iii) subsequent measurements of assets and liabilities arising from contingencies be based on a systematic and rational method depending on their nature and contingent consideration arrangements be measured subsequently; and (iv) disclosures of the amounts and measurement basis of such assets and liabilities and the nature of the contingencies. These guidelines are effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  The Company adopted these guidelines on April 1, 2009.  The adoption of these guidelines had no material impact to the Company’s financial position, results of operations or cash flows.

In March 2008, the FASB issued new disclosure requirements regarding derivative instruments and hedging activities. Entities must now provide enhanced disclosures on an interim and annual basis regarding how and why the entity uses derivatives; how derivatives and related hedged items are accounted for, and how derivatives and related hedged items affect the entity’s financial position, financial results and cash flow. Pursuant to the transition provisions, the Company adopted these new requirements on January 1, 2009. The adoption of this standard did not have a material effect on our consolidated financial statements.

In May 2009, the FASB issued guidelines on subsequent event accounting which sets forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The adoption of this guidance did not have an impact on this company’s financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statement upon adoption.

BUSINESS AND RECENT DEVELOPMENTS

Overview

Security Solutions Group, Inc.(“SSG”), a Nevada corporation, is a security technology company. Our services provide the ability to track and protect corporate assets.  The products include a number of forensic markers, which are incorporated directly into labels, paints or inks or other common application techniques. These products are specifically designed to provide a solution in the area of identification and anti-theft as it relates to all forms of business and consumer products and assets. The forensic markers have been commonly referred to as synthetic DNA.  In addition to the physical markers we have a number of services offered to our existing and potential clients. The services include Threat and Risk Assessment, Security Consulting, Education, Training and Investigative Services. SSG has developed comprehensive programs that provide a complete trail for the life or ownership of a given asset or manufactured product.

SSG is currently active in the follow markets; Secure Printers, Nuclear, Oil & Gas, Mining, Institutional and Government. SSG intellectual property is protected by trade secrets. The technologies are identified based on particle characteristics that are emitted under certain conditions.  SSG is continually looking to develop new products for distribution.

Company Information and Business Strategies

SSG intellectual property is protected by trade secrets. The technologies are identified based on particle characteristics that are emitted under certain conditions.  SSG is continually looking to develop new products along with continuously re-inventing existing ones.

SSG has a range of technologies in Digital Forensic Marker and Anti-Theft technology specifically designed to provide solutions to major corporations, retail consumers, governments and public service organizations such as hospitals.

We custom design each application to meet clients specific needs for safeguarding assets worldwide. The products include forensic markers, unique Track and Trace (Track ‘N’ Trace) technologies (software & hardware), unique security materials, which are incorporated directly into labels, paints or inks or other common application techniques. These products are specifically designed to provide a solution in the area of identification and tracking as it relates to all forms of business and assets from cradle to grave.

Customizable programs are available and programs include secure fluids, labels and detection equipment. Our programs are supported with educational and investigative programs customizable to the users needs.

Industry Summary

Currently, the industry is fragmented as it is comprised of small and medium sized enterprises with different niches and thus, there is a chance that consolidation in the industry may take place. SSG plans to utilize industry expert consultants to help identify potential companies and opportunities that would add to its market share.

Competitive Strengths within the Industry

SSG products are the Digital Forensic Markers, Asset Management and Anti-Theft security products. One of our strengths is our management and co-marketing teams. Our security Digital Forensic Markers are created for each client and cannot be reproduced.  This allows the owner of the product to authenticate all marked products instantly on-site, which offers many benefits to all clients and markets we have identified. Our technology can be embedded into the product at conception (the manufacturing level) or after the finished stage.  SSG Digital Forensic Marker has a unique Lock and Key concept that makes it virtually impossible to reverse engineer. This marker is comprised of an invisible, non-degradable, digital forensic marker and is like a synthetic DNA (or chemical bar code) that is created and embedded into the product at the atomic level. Unlike organic DNA, the indestructibility of the SSG marker allows absolute liability verification by the owner. The product, whether alloy, packaging, fabrication, plastics or inks can be melted, burned and/or destroyed to the level of ashes and our SSG Digital Forensic Marker can still be authenticated.

Due to the robust nature of the Anti-Theft and Asset Management products we employ, it is virtually impossible to remove the security features from the object without either destroying the value or rendering it useless.

Growth Strategy

SSG’s current technology security products and services are specifically designed to provide a total solution in the area of brand protection, identification and anti-theft as it relates to all forms of business and consumer products and assets. SSG has developed programs that provide a complete trail for the life or ownership of a given asset or manufactured product.

As part of the immediate growth strategy SSG plans to develop a Dashboard look software program that will permit it to target many market segments providing additional web-based products.

SSG will provide initially;

•

Online Fraud Prevention

•

Online Brand Abuse Protection

•

Global Domain Management

This platform will have real-time data from GPS, GIS and all interconnecting monitoring media through the supply chain. The unique difference will be that this data will be available to all stakeholders involved.  This means real-time data management and access from the shipper through to the investigators, law enforcement as well as legal inclusion of Brand Owners General Counsel and Intellectual Property.

Growth through acquisition is part of the strategy. The industry is fragmented as it is populated by small and medium enterprises with different niches and consolidation in the industry will eventually take place. SSG has an understanding of the technologies that are currently being used in the industry and the technologies that may be used in the future and will identify these enterprises with different niches and technologies. SSG aims to develop a business model that is based on opportunities within the identified target markets that include either vertical or horizontal integration to achieve economies of scale and keep ahead of the latest advances in technology. With the low costs that the current suite of products incurs and the large volumes of markings anticipated, SSG is able to price product that has a significant Return on Investment.

Recent Developments

On April 1, 2009 DMP Holdings Inc.(“DMP”), a privately held Utah corporation acquired the controlling interest in Corporate Equity Investments, Inc. a Florida based corporation (“CEI”), which was a SEC reporting company without a trading symbol.

On July 30, 2009, the Board of Directors and a majority of shareholders of CEI approved the filing of the Articles of Conversion with the Nevada Secretary of State, which effectively changed the company’s domicile from the state of Florida to the state of Nevada. The company subsequently changed its name from Corporate Equity Investments, Inc., to Security Solutions Group, Inc. (“SSG”).

On November 12, 2009, SSG acquired certain assets from DMP giving it the rights to certain Digital Forensic Marker and Anti-Theft technology.  The acquisition included the rights to all Praesidium, Inc.’s products, services, customer accounts, systems, programs, trade names, accounts receivable and accounts payable relating to the digital forensic marker and anti-theft technology, which were owned by DMP.

DMP Purchases CEI
¯
CEI Name Change SSG
¯
SSG Acquires Praesidium Asset from DMP

Environmental Matters

None

Principal Executive Offices

Our corporate headquarters are located at 3651 Lindell Road Suite D-150 Las Vegas NV 89103-1200.  Our telephone number is 702.943.0302.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 3651 Lindell Road Suite D-150 Las Vegas NV 89103-1200.  Our telephone number is (702) 943-0302.

MANAGEMENT

The directors and executive officers of SSG are:

Name	Age	Position
Phil Viggiani	57	President, Secretary, Treasurer, and Director
Wayne Lipkus	45	Director

Mr. Viggiani has compiled over 9 years of combined senior management and research in the forensic marking and authentication technologies industry. Fresno West, his market research firm, at the time developed extensive proprietary research as an industry benchmark for the forensic marking field in Canada and the U.S.  During his 12 years managing his market research and advertising agency, his client list included General Motors, Vance International, Fabricland Canada, and B.C. Gas. In 2000 Mr. Viggiani was contracted to develop a new business model for an emerging forensic marking company including sales strategy, marketing plan and full collateral material for the new venture. He became V.P. Market Development and eventually President of the firm. In December 2002, that executive team merged with Identification Technologies (IDENTEX).

Mr. Lipkus, age 45, received his Bachelor of Commerce degree from the University of Toronto in 1986.  Mr. Lipkus then attended Seneca College where he graduated in Computer Programming and Analysis in 1988.  Since graduation from college, Mr. Lipkus has worked extensively in the computer programming industry where he has created numerous computer software programs and anti-counterfeiting training manuals for major intellectual property owners.  Mr. Lipkus currently owns and operates a computer consultant business, Lipkus & Associates Computer Consultants, Inc.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.  In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors. Further, we are not a “listed company” under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Certain Legal Proceedings

No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Compliance With Section 16(a) Of The Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries:

SUMMARY COMPENSATION TABLE

Annual Compensation
Name/Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Option Stocks/Payouts Awarded
Phil Viggiani	2010	100,000	N/A	N/A	N/A

Employment Agreements

SSG does not have any formal employment agreements with any of its executive officers.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of November 23, 2009 for:

·	each of our executive officers and directors;
·	all of our executive officers and directors as a group; and
·	any other beneficial owner of more than 5% of our outstanding Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	DMP Holdings, Inc. 175 East 400 South, Suite 610 Salt Lake City, UT 84111	Directly owned	98.75%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of November 23, 2009 by the selling shareholders included in this Prospectus.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 32,720,000 shares of our Common Stock issued and outstanding.

Name of Selling Shareholder and Position, Office, or Material Relationship with the company	Common Shares Owned by the Selling Shareholder	Total Shares to be Registered Pursuant to this Prospectus
Barbara Viggiani	8000	8000
Brianna Viggiani	8000	8000
Calvary Chapel Of Miami Beach Inc	8000	8000
Carmen Graham	8000	8000
Charles J Scimeca	8000	8000
Chase Chandler	8000	8000
Clayton Fode	8000	8000
Darla Slater	8000	8000
David Raskin	80000	80000
David Rees	8000	8000
Deborah Frey	8000	8000
Denise Fode	8000	8000
Desmond Regier	8000	8000
Dianna Smith	8000	8000
DMP Holdings	32,312,000	3,000,000
Dori Hampton	8000	8000
Eleanor E Hamilton	8000	8000
Erin Hamilton	8000	8000
Heather Macdonald	8000	8000
Helen Regier	8000	8000
Jim Sloat	8000	8000
John W.G Arnold	8000	8000
Jordan Guthrie	8000	8000
Jose J Chaoui	8000	8000

Kevin Cruikshank	8000	8000
Loraine Shevchuk	8000	8000
Lori Knutsen	8000	8000
Lucia R Delgado	8000	8000
Maria Chaoui	8000	8000
Maria T Gonzalez	8000	8000
Matthew Allen	8000	8000
Micheal Pryor	8000	8000
Michele Hamilton	8000	8000
Peter Macdonald	8000	8000
Rene Vanmonfort	8000	8000
Ricardo Rodriguez	8000	8000
Russel C Weigel cust for Audrey J. Weigel FL UTMA	8000	8000
Russel C Weigel cust for Madeleine W. Weigel FL UTMA	8000	8000
Russel C Weigel cust for Sophia M.E. Weigel FL UTMA	8000	8000
Sean Hamilton	8000	8000
Valarie Taylor	8000	8000
Waterford Capital Group	8000	8000
Wilfred Frey	8000	8000
Total	32,720,000	3,408,000

There has been no market for our securities.  Our Common Stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our Common Stock to be eligible for trading on the over-the-counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.   The selling security holder will be offering the shares of Common Stock being covered by this prospectus at a fixed price of $0.30 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.30 has been determined arbitrarily .

Once a market has been developed for our Common Stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of Common Stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of Common Stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of Common Stock as principal may thereafter resell the shares of Common Stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.

Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of Common Stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of Common Stock from time to time. Upon a sale of the shares of Common Stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of Common Stock involved, the price at which the Common Stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the Common Stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of Common Stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

As of November 23, 2009, 32,720,000 shares of Common Stock are issued and outstanding.  Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of Common Stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors.  The presence, in person or by proxy, of shareholders holding at least fifty-one (51%) percent of the shares entitled to vote shall be necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

We have authorized 5,000,000 shares of preferred stock at a par value of $0.001 per share. We currently have no shares of preferred stock issued and outstanding.

Warrants

As of November 23, 2009, we have 0 warrants authorized and/or outstanding.

Options

As of November 23, 2009 we have not granted any stock options.

Registration Expenses

All fees and expenses incident to the registrations will be borne by us whether or not any securities are sold pursuant to a registration statement.

NASDAQ Over-The-Counter Bulletin Board

We intend to have our Common Stock traded in the over-the-counter market.  The Company plans to file a Form 211 and to apply for a symbol on the OTC Bulletin Board.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121.  Their phone number is (801) 274-1088.

SHARES ELIGIBLE FOR FUTURE SALE

As of November 23, 2009, we had outstanding 32,720,000 shares of Common Stock.

Shares Covered by this Prospectus

All of the 13,408,000 shares of Common Stock being registered in this offering may be sold without restriction under the Securities Act.

Rule 144

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

PLAN OF DISTRIBUTION

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this prospectus is declared effective by the commission;

•

broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Security Holders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our Common Stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of our Common Stock. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are not presently a party to any litigation, nor to our knowledge and belief is any litigation threatened or contemplated.

The validity of the Common Stock being offered by this prospectus will be passed upon for us by Vincent & Rees, L.C., of Salt Lake City, Utah, which has acted as our counsel in connection with this offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Hawkins Accounting, CPA an independent registered public accounting firm, to the extent and for the periods set forth in their report (which describes an uncertainty as to going concern) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121.  Their phone number is (801) 274-1088.

 AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

The following financial statements are included:

Brand Protection & Anti-Theft Business Segments

(Business segments of Praesidium Corp.)

December 31, 2008

and

Security Solutions Group, Inc. Pro Forma Financial Statements

September 30, 2009

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	33

Brand Protection & Anti-Theft Business Segments (Business segments of Praesidium Corp.)
Statements of Operations for the three years ending December 31, 2008, 2007 and 2006	34

Brand Protection & Anti-Theft Business Segments (Business segments of Praesidium Corp.)
Notes to the Financial Statements	35 - 38

Security Solutions Group, Inc. Unaudited Pro Forma Combined Balance Sheets at September 30, 2009	39

Security Solutions Group, Inc. Unaudited Pro Forma Combined Statements of Operations at September 30, 2009	40

BASIS OF PRESENTATION

The accompanying financial statements, as of December 31, 2008 and for the twelve months for the years ended December 31, 2008 and 2007. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Security Solutions Group

DMP Holdings, Inc.

Kelowna, British Columbia

Report of Independent Registered Public Accounting Firm

We have audited the statement of operations for the operating segments and schedule of accounts receivable of DMP Holdings Inc. as of December 31, 2008, 2007, and 2006. This statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of accounts receivable is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule of accounts receivable.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the statement of operations for the operating segments and schedule of accounts receivable of DMP Holdings Inc. referred to above present fairly, in all material respects, the financial position of the operating segments of DMP Holdings Inc. as of December 31, 2008, 2007 and 2006 in conformity with generally accepted accounting principles in the United States of America.

/s/ R.R. Hawkins & Associates International, PSC

November 2, 2009

Los Angeles, CA

BRAND PROTECTION & ANTI-THEFT BUSINESS SEGMENTS
(Business Segments of Praesidium Corp.)
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2008	2007	2006

Sales	$536,858	$469,330	$247,126

Cost of goods sold	155,287	117,719	50,352

Gross profit	381,571	351,610	196,774

Operating expenses
Salaries	333,279	276,588	219,331
Professional fees	13,929	52,109	7,038
Insurance	42,262	19,183	168
Travel	181,392	165,837	88,075
Property	34,438	21,169	22,925
Telephone	24,759	24,167	18,351
General and administrative	79,975	78,380	124,668

Total operating expenses	710,032	637,432	480,555

Net loss	$(328,461)	$(285,821)	$(283,781)

See accompanying notes to financial statements

Brand Protection &Anti-Theft Business Segments

(Business segments of Praesidium Corp.)

Notes to the Financial Statements

December 31, 2008

NOTE 1 - ORGANIZATION AND OPERATIONS

The Brand Protection & Anti Theft Business Segments (the “Company”) are the operating segments of Praesidium Corp., (“PC”), a company incorporated in the state of Nevada since March 2006.  PC is a subsidiary of IDGLOBAL Corp. (“IDG”). The Company manufactures and sells high technology security products and services specifically designed to provide a total solution in the area of identification and anti-theft as it relates to all forms of business and consumer products and assets. The Company has developed comprehensive programs that provide a complete trail for the life or ownership of a given asset.

On July 31, 2009, IDG entered into an Asset Purchase, Sale and Transfer Agreement with DMP Holdings, Inc., (“DMP”), whereby certain assets and business operations relating to the Brand Protection & Anti-Theft business segments of PC were acquired in exchange for the relief of certain debt IDG owed DMP in the amount of $407,500.  In addition, DMP assumed all liabilities with respect to the assets purchased.

On November 12, 2009, DMP entered into an Asset Purchase, Sale and Transfer Agreement with Securities Solutions Group, Inc., (“SSG”), whereby SSG acquired the assets and operations of the brand protection and loss prevention business segments in exchange for a convertible promissory note in the amount of $407,500 (the “Promissory Note”).  The Promissory Note is non-interest bearing and requires quarterly payments of $101,875 beginning on April 1, 2010.   Should an Event of Default, as defined in the Promissory Note, transpire, DMP shall have the option to convert the outstanding balance of the Promissory Note into fully-paid and nonassessable shares of SSG’s common stock at a 50% discounted stock price based on the fair market value at the time of conversion.

The information included in the financial statements of the Company includes the operations of the anti-theft and brand protection business as it is included in the consolidated financial statements of IDG.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying statement of operations has been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred net losses of $328,461, $285,821 and $283,781 for the years ended December 31, 2008, 2007 and 2006, respectively.  There is no guarantee that the Company will achieve profitable operations in the next fiscal year. The ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to obtain additional financing, and the ability to ultimately attain profitability. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon the ability of SSG to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock.  SSG is developing an extensive marketing plan that it hopes will move the Company’ products and processes into different areas and countries.  SSG has also begun research and development that it hopes will result in revenue generation.

While the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to the Company and/or that demand for the Company’s equity and debt instruments will be sufficient to meet its capital needs.

Basis of Presentation

The statement of operations is prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. Revenue is considered realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.  Sales are recognized net of commissions.  Deferred revenues are recorded when cash has been collected, however the related service has not yet been provided.  The Company does not offer extended payment terms or rights of returns for its sold products.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar which is the local currency.  Accordingly, the Company applies the period end exchange rate to translate their assets and liabilities and the weighted average exchange rate for the period to translate revenues, expenses, gains and losses into US dollars.  The Company includes the translation adjustments as a separate component of accumulated other comprehensive income within stockholders’ equity.

Shipping and Handling Costs

Shipping and handling costs are classified as a component of cost of goods sold.  Customer’s payments of shipping and handling costs are recorded as a component of net sales.

Income taxes

Our operating results have been included in PC’s U.S. Federal income tax return. PC follows SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.  During the years ended December 31, 2008, 2007 and 2006, PC incurred net losses which resulted in a $0 tax liability.  As such, a tax provision has not been calculated for the Company.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R, Business Combinations. SFAS No. 141R broadens the guidance of SFAS No. 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations; and stipulates that acquisition related costs be expensed rather than included as part of the basis of the acquisition. SFAS No. 141R expands required disclosures to improve the ability to evaluate the nature and financial effects of business combinations. SFAS No. 141R is effective for all transactions entered into, on or after January 1, 2009. The adoption of this standard does not have a material effect on our financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement No. 133. SFAS No. 161 enhances required disclosures regarding derivative instruments and hedging activities, including enhanced disclosures regarding how an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and the impact of derivative instruments and related hedged items on an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective on January 1, 2009. The adoption of this standard does not have a material effect on our financial statements.

In May 2009, the FASB issued FASB Statement No. 165 , “Subsequent Events” (“SFAS 165”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date (i.e., whether the evaluation date represents the date the financial statements were issued or were available to be issued). This statement is effective for interim or annual reporting periods ending after June 15, 2009. The Company will apply SFAS 165 with its financial statements for the year ending December 31, 2009. The adoption of SFAS 165 is not expected to have a material impact on our financial statements.

In June 2009, the FASB issued FASB Statement No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). SFAS 168 confirmed that The FASB Accounting Standards Codification (the “Codification”) will become the single official source of authoritative U.S. generally accepted accounting principles ("GAAP") (other than guidance issued by the SEC), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related literature. After that date, only one level of authoritative GAAP will exist, and all other literature will be considered non-authoritative. The Codification does not change GAAP; instead, it introduces a new structure that is organized in an easily accessible, user-friendly online research system. The Codification, which changes the referencing of financial standards, becomes effective for interim and annual periods ending on or after September 15, 2009. The Company will apply the Codification with its financial statements for the year ending December 31, 2009. The adoption of SFAS 168 is not expected to have a material impact on our financial statements.

NOTE 3 – DEPRECIATION EXPENSE

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as presented in the table below:

  Useful Lives

      In Years

Computer and Software

3

Office Equipment and Furniture

5

Laboratory Equipment

5-7

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $45,591, $33,979 and $12,636, respectively.

NOTE 4– LEASES

The Company leases its office facilities from an unrelated party.  The lease is for a three year period beginning June 1, 2007 and ending on May 31, 2010.  The lease is a net lease to the lessee, with the Company agreeing to pay all taxes, rates and assessments on the lease premises, and its share of the operating costs for the property, including utilities, repairs, liability insurance, janitorial service, and broken glass, and other operating costs in accordance with generally accepted accounting principles applicable to the real estate industry.  Rent expense for the years ending December 31, 2008, 2007 and 2006 were $17,468, $15,383 and $15,687, respectively.  The Company classifies this lease as an operating lease.  Future minimum lease payments under this lease are as follows:

2009

$19,500

2010

$9,782

NOTE 5 – SIGNIFICANT CUSTOMERS

The Company recognized revenues from two customer representing approximately 47%, 82% and 67% of sales during the years ended December 31, 2008, 2007 and 2006, respectively. The loss of these customers could have a severe impact on the Company.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet and statement of operations of Security Solutions Group, Inc. are presented as if the Asset Purchase, Sale and Transfer Agreement between SSG and DMP had been completed on January 1, 2009

 These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Brand Protection and Anti-Theft Business Segments included herein. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial position of SSG that would have been reported had the Asset Purchase, Sale and Transfer Agreement been completed as of the dates presented, and are not necessarily representative of the future  results of operations or financial position of SSG.

SECURITY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
September 30, 2009

	Security Solutions Group	Brand Protection & Anti-Theft	Consolidated
ASSETS
Current assets:
Cash	$3,000	$107,020	$110,020
Accounts receivable, net	-	17,998	17,998
Other current assets	-	38,507	38,507
Total current assets	3,000	163,525	166,525
Fixed assets, net	-	123,285	123,285
Total assets	$3,000	$286,810	$289,810

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Due to related parties	$37,393	$-	$37,393
Accounts payable and accrued expenses	-	44,405	44,405
Total current liabilities	37,393	44,405	81,798
Total liabilities	37,393	44,405	81,798

Commitments

Stockholders’ equity:
Preferred stock (no par value, 5,000,000 shares
authorized, none issued and outstanding)	-	-	-
Common stock ($0.001 par value, 500,000,000
shares authorized, 32,720,000 shares issued and outstanding)	32,720	-	32,720
Additional paid in capital	(23,541)	-	(23,541)
Accumulated other comprehensive income	-	(22,384)	(22,384)
Contributed capital	-	1,347,819	1,347,819
Retained earnings	(43,572)	(1,083,030)	(1,126,602)
Total stockholders’ equity (deficit)	(34,393)	242,405	208,012
Total liabilities and stockholders’ equity (deficit)	$3,000	$286,810	$289,810

SECURITY SOLUTIONS GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Nine Months ended September 30, 2009

	Security Solutions Group	Brand Protection & Anti-Theft	Consolidated

Sales	$-	$199,729	$199,729

Cost of goods sold	-	39,824	39,824

Gross profit	-	159,905	159,905

Operating expenses
Salaries	6,000	205,974	211,974
Professional fees	36,525	3,741	40,266
Travel	-	67,285	67,285
Investor relations	2,423	-	2,423
Insurance	-	29,307	29,307
Property	-	16,955	16,955
Telephone	-	13,773	13,773
General and administrative	355	7,836	8,191

Total operating expenses	45,303	344,871	390,174

Other income
Forgiveness of debt	39,277	-	39,277

Net income	$(45,303)	$(184,966)	(230,269)

Weighted average number of common
shares outstanding - basic and fully diluted	32,547,692	-	32,547,692

Net loss per share - basic and fully diluted	$(0.01)	$-	(0.01)

Security Solutions Group, Inc.

 13,408,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL DECEMBER 31, 2010, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER’S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

 ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$224.45
Federal Taxes
State Taxes and Fees
Transfer Agent Fees	7,500
Accounting fees and expenses	60,000
Legal fees and expenses	60,000
Blue Sky fees and expenses
Miscellaneous
Total	$127,724.45

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit.  Nevada law does not permit a corporation to eliminate a director’s duty of care, and this provision of our certificate of incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We also maintain officers’ and directors’ liability insurance coverage.

Insofar as indemnification for liabilities may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS

Exhibit No.	Description
2.1	Stock Purchase Agreement (1)
3.1	Articles of Incorporation of Corporate Equity Investments, Inc. (2)
3.2	Bylaws of Corporate Equity Investments, Inc. (2)
3.3	Articles of Conversion (3)
5.1	Opinion of Vincent & Rees, L.C.
23.1	Consent from Independent Auditor
23.2	Consent of Vincent & Rees, L.C. (contained in Exhibit 5.1)
(1) Previously filed with Current Form 8-K on April 7, 2009 (2) Previously filed with Form 10SB-12G on September 21, 2007 (3) Previously filed with Current Form 8-K/A on November 10, 2009

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of

Incorporation, By-Laws, the General Corporation Law of the State of Nevada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of November, 2009.

Security Solutions Group, Inc.

/s/ Phil Viggiani__________

Phil Viggiani

Chief Executive Officer

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